EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K/A (Amendment No. 1) of Poverty Dignified Inc. and subsidiary for the year ended August 31, 2018 of our reports dated December 14, 2018 included in its 10-K/A (Amendment No. 1) dated January 14, 2019 relating to the financial statements and financial statement schedules for the two years ended August 31, 2018 listed in the accompanying index.

/s/ Spiegel Accountancy Corporation

Pleasant Hill, California

January 14, 2019